Exhibit 99.1

FIRST UNITED CORPORATION ANNOUNCES RIGHTS OFFERING

OAKLAND, MARYLAND – November 7, 2016: First United Corporation (NASDAQ: FUNC), a bank holding company and the parent company of First United Bank & Trust (the “Company”), announced today that it has filed a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for a proposed rights offering to its existing shareholders. Under the proposed rights offering, the Company intends to distribute to its shareholders non-transferable subscription rights to purchase an aggregate of 783,626 shares of its common stock, par value $.01 per share, at a subscription price per share equal to 90% of the volume weighted average closing sales price of the common stock, as reported on The NASDAQ Global Select Market, for the 20 trading days immediately preceding the date on which the Registration Statement is declared effective, provided that in no event will the subscription price be less than $9.00 per share or greater than $11.93 per share. Each right will entitle the holder to purchase 0.125 new shares for each share of common stock held by a shareholder as of the record date, provided that the Company will not issue fractional shares of common stock in the rights offering. Each holder who fully exercises its basic subscription privilege may subscribe, at the subscription price, for additional shares for allocation in the event that all available shares are not purchased pursuant to all shareholders’ basic subscription privilege.

If the rights offering is fully subscribed, the Company expects gross proceeds to be between approximately $7.1 million and $9.3 million, depending on the subscription. The Company intends to use the proceeds, after paying its offering expenses, to offset the effects of its planned redemption of $10.0 million of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A and its planned repayment of $10.8 million of outstanding junior subordinated debentures.

The Company has engaged Georgeson LLC as the information agent for the rights offering and Computershare, Inc. as the subscription agent for the rights offering. Questions about the rights offering may be directed to Georgeson LLC at (800) 561-2871.

To facilitate the offering, the Company has entered into Standby Purchase Agreements with certain accredited investors. Subject to the terms of the offering and certain limits and other conditions set forth in the Standby Purchase Agreements, these accredited investors have agreed to purchase from the Company, at the subscription price, up to $7.0 million in shares of common stock, in the aggregate, through a combination of the exercise of their basic subscription privilege in the rights offering and the purchase, pursuant to the Standby Purchase Agreements in the aggregate, of shares that are not purchased by shareholders in the rights offering. Any sales pursuant to the Standby Purchase Agreements will occur after the closing of the rights offering.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities. The completion of the proposed rights offering remains subject to the satisfaction of certain conditions, and the Company reserves the right to terminate the rights offering at any time prior to the expiration date of the rights offering, including prior to the rights distribution or the commencement of the rights offering. The Registration Statement includes a preliminary prospectus relating to the proposed rights offering from which certain information has been omitted as permitted by the SEC’s rules. After the Registration Statement has been declared effective by the SEC, a final prospectus will be filed with the SEC and be sent to shareholders as of the record date for the rights offering. The Company may also file other documents with the SEC regarding the rights offering. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED RIGHTS OFFERING. Investors and security holders will be able to obtain a free copy of the prospectus (if and when it becomes available) and other documents, once such documents are filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov.

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company, and three statutory trusts that were used as financing vehicles. The Bank has three wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company, and First OREO Trust, a Maryland statutory trust formed for the purposes of servicing and disposing of the real estate that the Bank acquires through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. The Company’s website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the SEC entitled “Risk Factors”.